UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 21, 2023
Date of Report (Date of earliest event reported)
AIR LEASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars,	Suite 1000N
Los Angeles,	California	90067
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	AL PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 21, 2023, Air Lease Corporation (the “Company”) received cash insurance settlement proceeds of approximately US$64.9 million in settlement of its insurance claims under JSC Siberia Airline’s (“S7”) insurance policies (the “Policies”) in respect of three A320-200 and one A321-200 aircraft in the Company’s owned fleet on lease to S7 at the time of Russia’s invasion of Ukraine in February 2022. Effective upon receipt of the insurance settlement proceeds from Limited Liability Company “Insurance Company “NSK” (“NSK”), a Russian insurance company, the Company and certain of its subsidiaries, among other things, (i) released their insurance claims against NSK, S7 and S7’s former insurer under the Policies, (ii) released their reinsurance claims against S7’s non-Russian reinsurers under the Policies, in each case with respect to these aircraft, and (iii) transferred title to the aircraft to NSK. The Company also had five A321-200neo aircraft previously on lease to S7 that were not included in the insurance settlement.

The insurance settlements and receipt of the settlement proceeds described above were approved by the U.S. Department of Commerce and the U.S. Department of the Treasury and are consistent with other applicable sanctions regimes.

The Company is in ongoing settlement discussions regarding aircraft previously leased to Russian airlines. However, it is uncertain whether any of these discussions will result in any settlement or receipt of settlement proceeds and, if so, in what amount.

As previously disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, in June 2022, the Company and certain of its subsidiaries submitted insurance claims to the insurers on its aviation insurance policies to recover losses relating to aircraft detained in Russia for which the Company recorded a net write-off of its interests in its owned and managed aircraft totaling approximately $771.5 million for the year ended December 31, 2022. In December 2022, the Company filed suit in the Los Angeles County Superior Court of the State of California against its aviation insurance carriers in connection with its previously submitted insurance claims. The receipt of these insurance settlement proceeds serve to mitigate, in part, the Company’s losses under its aviation insurance policies. The Company continues to have significant claims against its aviation insurance carriers and will continue to vigorously pursue all available insurance claims and its related insurance litigation, and all rights and remedies therein. Collection, timing and amounts of any future insurance and related recoveries and the outcome of the Company’s ongoing insurance litigation remain uncertain at this time.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: December 21, 2023	By:	/s/ Carol Forsyte
	Name:	Carol Forsyte
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer